Exhibit 4.2.1(nnnn) PURSUANT TO §44-14-35.1 OF OFFICIAL CODE OF GEORGIA ANNOTATED, THIS INSTRUMENT EMBRACES, COVERS AND CONVEYS SECURITY TITLE TO AFTER-ACQUIRED PROPERTY OF THE GRANTOR OGLETHORPE POWER CORPORATION (AN ELECTRIC MEMBERSHIP CORPORATION), GRANTOR, to U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, TRUSTEE NINETY-FIRST SUPPLEMENTAL INDENTURE Relating to Subjecting, Conveying and Confirming the Lien of the Indenture with Respect to Certain Agreements, Instruments, Other Documents and Property Dated as of November 18, 2025 FIRST MORTGAGE OBLIGATIONS NOTE TO CLERK OF THE GEORGIA SUPERIOR COURT AND GEORGIA TAX COMMISSIONER: THIS INSTRUMENT ONLY ADDS ADDITIONAL SECURITY FOR ORIGINAL INDEBTEDNESS SECURED BY THE EXISTING INDENTURE. THIS INSTRUMENT DOES NOT INCREASE THE PRINCIPAL BALANCE OF ANY OBLIGATION UNDER THE EXISTING INDENTURE, NOR DOES IT EXTEND THE MATURITY DATE OF ANY OBLIGATION UNDER THE EXISTING INDENTURE. PURSUANT TO O.C.G.A. § 48-6- 65(A), NO ADDITIONAL INTANGIBLE RECORDING TAX IS DUE UPON THE RECORDING OF THIS INSTRUMENT. ALL INTANGIBLE RECORDING TAX DUE ON THE EXISTING INDENTURE HAS BEEN PAID.

1 THIS NINETY-FIRST SUPPLEMENTAL INDENTURE, dated as of November 18, 2025, is between OGLETHORPE POWER CORPORATION (AN ELECTRIC MEMBERSHIP CORPORATION), formerly known as Oglethorpe Power Corporation (An Electric Membership Generation & Transmission Corporation), an electric membership corporation organized and existing under the laws of the State of Georgia, as Grantor (the “Company”), and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association, as successor to U.S. Bank National Association (as successor to SunTrust Bank, formerly SunTrust Bank, Atlanta), as Trustee (in such capacity, the “Trustee”). WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of March 1, 1997 (the “Original Indenture”), for the purpose of securing its Existing Obligations and providing for the authentication and delivery of Additional Obligations by the Trustee from time to time under the Original Indenture (capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Original Indenture as provided in Section 1 hereof); WHEREAS, the Original Indenture has heretofore been supplemented and amended by ninety Supplemental Indentures (the Original Indenture, as heretofore, hereby and hereafter supplemented and amended, the “Indenture”), and the Original Indenture and the ninety Supplemental Indentures have been recorded as set forth on Schedule 1 attached hereto; WHEREAS, the Company has entered into that certain Memorandum of Understanding, dated January 29, 2025, by and between the Company and the Development Authority of Monroe County (the “Development Authority”), acknowledged by the Board of Tax Assessors of Monroe County and the Tax Commissioner of Monroe County, with respect to a bond-for-title tax abatement transaction (the “Bond-for-Title Transaction”) to be entered into by the Company and the Development Authority with respect to the Company’s two-unit combined cycle natural gas-fired electric generating facility proposed to be constructed in Monroe County, Georgia on the property described on Exhibit B attached hereto (the “Smarr CC Project”); WHEREAS, the Bond-for-Title Transaction will involve the transfer, subject to the existing lien of the Indenture, of title to the real and personal property comprising the Smarr CC Project by the Company to the Development Authority, and the leasing of the real and personal property comprising the Smarr CC Project by the Development Authority back to the Company; WHEREAS, the Company desires to cause the Smarr CC Project to qualify as a Property Addition under the Indenture, and specifically to meet the requirements set forth in Paragraph C of the definition of “Property Additions” in the Indenture, and is executing and delivering this Ninety-First Supplemental Indenture, in accordance with the provisions of the Indenture, for the purpose of subjecting, conveying and confirming unto the Trustee, as applicable, the lien of the Indenture with respect to the real and personal property comprising the Smarr CC Project, including the property more particularly described on Exhibit B attached hereto, and those agreements, instruments and other documents relating to the Bond-for-Title Transaction and the Smarr CC Project that are more particularly described on Exhibit A attached hereto; and

2 WHEREAS, Section 12.1 of the Original Indenture provides that, without the consent of the Holders of any of the Obligations at the time Outstanding, the Company, when authorized by a Board Resolution, and the Trustee, may enter into a Supplemental Indenture for the purposes and subject to the conditions set forth in said Section 12.1, including to better assure, convey and confirm unto the Trustee any property subject or required to be subjected to the lien of the Indenture, or to subject additional property to the lien of the Indenture; NOW, THEREFORE, THIS NINETY-FIRST SUPPLEMENTAL INDENTURE WITNESSETH, that, to secure the payment of the principal of (and premium, if any) and interest on the Outstanding Secured Obligations, to confirm the lien of the Indenture upon the Trust Estate, including property purchased, constructed or otherwise acquired by the Company since the date of execution of the Original Indenture, to secure performance of the covenants therein and herein contained, and in consideration of the premises thereof and hereof, the Company by these presents does grant, bargain, sell, alienate, remise, release, convey, assign, transfer, mortgage, hypothecate, pledge, set over and confirm to the Trustee, and its successors and assigns in the trust created thereby and hereby, in trust, all property, rights, privileges and franchises of the Company (except any Excepted Property or any Excludable Property), of every kind and description, real, personal or mixed, tangible or intangible, whether now owned or hereafter acquired, of the character described in the Granting Clauses of the Original Indenture, wherever located, including all such property, rights, privileges and franchises acquired since the date of execution of the Original Indenture, including, without limitation, the agreements, instruments, other documents and property more particularly described on Exhibit A and Exhibit B attached hereto, subject to all exceptions, reservations and matters of the character referred to in the Indenture, and does grant a security interest therein for the purposes expressed herein and in the Indenture subject in all cases to Sections 5.2 and 11.2B of the Original Indenture, and to the rights of the Company under the Indenture, including the rights set forth in Article V of the Original Indenture; but expressly excepting and excluding from the lien and operation of the Indenture all properties of the character specifically excepted as “Excepted Property” or “Excludable Property” in the Indenture to the extent contemplated thereby. PROVIDED, HOWEVER, that if, upon the occurrence of an Event of Default, the Trustee, or any separate trustee or co-trustee appointed under Section 9.14 of the Original Indenture or any receiver appointed pursuant to statutory provision or order of court, shall have entered into possession of all or substantially all of the Trust Estate, all the Excepted Property described or referred to in Paragraphs A through H, inclusive, of “Excepted Property” in the Original Indenture then owned or thereafter acquired by the Company, shall immediately, and, in the case of any Excepted Property described or referred to in Paragraphs I, J, L, N and P of “Excepted Property” in the Original Indenture (excluding the property described in Section 2 of Exhibit B in the Original Indenture), upon demand of the Trustee or such other trustee or receiver, become subject to the lien of the Indenture to the extent permitted by law, and the Trustee or such other trustee or receiver may, to the extent permitted by law, at the same time likewise take possession thereof, and whenever all Events of Default shall have been cured and the possession of all or substantially all of the Trust Estate shall have been restored to the Company, such Excepted Property shall again be excepted and excluded from the lien of the Indenture to the extent and otherwise as hereinabove set forth and as set forth in the Indenture.

3 The Company may, however, pursuant to the Granting Clause Third of the Original Indenture, subject to the lien of the Indenture any Excepted Property or Excludable Property, whereupon the same shall cease to be Excepted Property or Excludable Property. TO HAVE AND TO HOLD all such property, rights, privileges and franchises hereby and hereafter (by a Supplemental Indenture or otherwise) granted, bargained, sold, alienated, remised, released, conveyed, assigned, transferred, mortgaged, hypothecated, pledged, set over or confirmed as aforesaid, or intended, agreed or covenanted so to be, together with all the tenements, hereditaments and appurtenances thereto appertaining (said properties, rights, privileges and franchises, including any cash and securities hereafter deposited or required to be deposited with the Trustee (other than any such cash which is specifically stated in the Indenture not to be deemed part of the Trust Estate) being part of the Trust Estate), unto the Trustee, and its successors and assigns in the trust created by the Indenture, forever. SUBJECT, HOWEVER, to (i) Permitted Exceptions and (ii) to the extent permitted by Section 13.6 of the Original Indenture as to property hereafter acquired (a) any duly recorded or perfected prior mortgage or other lien that may exist thereon at the date of the acquisition thereof by the Company and (b) purchase money mortgages, other purchase money liens, chattel mortgages, conditional sales agreements or other title retention agreements created by the Company at the time of acquisition thereof. BUT IN TRUST, NEVERTHELESS, with power of sale, for the equal and proportionate benefit and security of the Holders from time to time of all the Outstanding Secured Obligations without any priority of any such Obligation over any other such Obligation and for the enforcement of the payment of such Obligations in accordance with their terms. UPON CONDITION that, until the happening of an Event of Default and subject to the provisions of Article V of the Original Indenture, and not in limitation of the rights elsewhere provided in the Indenture, including the rights set forth in Article V of the Original Indenture, the Company shall be permitted to (i) possess and use the Trust Estate, except cash, securities, Designated Qualifying Securities and other personal property deposited, or required to be deposited, with the Trustee, (ii) explore for, mine, extract, separate and dispose of coal, ore, gas, oil and other minerals, and harvest standing timber, and (iii) receive and use the rents, issues, profits, revenues and other income, products and proceeds of the Trust Estate. THE INDENTURE, INCLUDING THIS NINETY-FIRST SUPPLEMENTAL INDENTURE, is intended to operate and is to be construed as a deed passing title to the Trust Estate and is made under the provisions of the laws of the State of Georgia relating to deeds to secure debt, and not as a mortgage or deed of trust, and is given to secure the Outstanding Secured Obligations. Should the indebtedness secured by the Indenture be paid according to the tenor and effect thereof when the same shall become due and payable and should the Company perform all covenants contained in the Indenture in a timely manner, then the Indenture shall be canceled and surrendered. ARTICLE I GENERAL PROVISIONS

4 Section 1. Supplemental Indenture. This Ninety-First Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Original Indenture, and shall form a part thereof, and the Original Indenture, as heretofore and hereby supplemented and amended, is hereby confirmed. All capitalized terms used in this Ninety-First Supplemental Indenture but not defined herein shall have the same meanings ascribed to them in the Original Indenture, as such terms may have been or may be amended or modified from time to time pursuant to the Indenture, except in cases where the context clearly indicates otherwise. All references herein to Sections, Articles, definitions or other provisions of the Original Indenture shall be to such Sections, Articles, definitions or other provisions as they may be amended or modified from time to time pursuant to the Indenture. Section 2. Recitals. All recitals in this Ninety-First Supplemental Indenture are made by the Company only and not by the Trustee; and all of the provisions contained in the Indenture, in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect hereof as fully and with like effect as if set forth herein in full. Section 3. Successors and Assigns. Whenever in this Ninety-First Supplemental Indenture any of the parties hereto is named or referred to, this shall, subject to the provisions of Articles IX and XI of the Original Indenture, be deemed to include the successors and assigns of such party, and all the covenants and agreements in this Ninety-First Supplemental Indenture contained by or on behalf of the Company, or by or on behalf of the Trustee shall, subject as aforesaid, bind and inure to the respective benefits of the respective successors and assigns of such parties, whether so expressed or not. Section 4. No Rights, Remedies, Etc. Nothing in this Ninety-First Supplemental Indenture, expressed or implied, is intended, or shall be construed, to confer upon, or to give to, any person, firm or corporation, other than the parties hereto and the Holders of the Outstanding Secured Obligations, any right, remedy or claim under or by reason of this Ninety-First Supplemental Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all the covenants, conditions, stipulations, promises and agreements in this Ninety-First Supplemental Indenture contained by or on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto, and of the Holders of Outstanding Secured Obligations. Section 5. Counterparts. This Ninety-First Supplemental Indenture may be executed in several counterparts, each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts, or as many of them as the Company and the Trustee shall preserve undestroyed, shall together

5 constitute but one and the same instrument. Section 6. Security Agreement and Financing Statement. To the extent permitted by applicable law, this Ninety-First Supplemental Indenture shall be deemed to be a Security Agreement and Financing Statement whereby the Company grants to the Trustee a security interest in all of the Trust Estate that is personal property or fixtures under the Uniform Commercial Code, as adopted or hereafter adopted in one or more of the states in which any part of the properties of the Company are situated. The mailing address of the Company, as debtor is: Oglethorpe Power Corporation (An Electric Membership Corporation) 2100 East Exchange Place Tucker, Georgia 30084-5336, and the mailing address of the Trustee, as secured party, is: U.S. Bank Trust Company, National Association Attention: Global Corporate Trust 2 Concourse Parkway, Suite 800 Atlanta, Georgia 30328 [Signatures Begin on Next Page.]

IN WITNESS WHEREOF, the parties hereto have caused this Ninety-Second Supplemental Indenture to be duly executed under seal (if applicable) as of the day and year first written above. Company: OGLETHORPE POWER CORPORATION (AN ELECTRIC MEMBERSHIP CORPORATION), an electric membership corporation organized under the laws of the State of Georgia By: /s/ Elizabeth B. Higgins Elizabeth B. Higgins Executive Vice President and Chief Financial Officer Signed, sealed and delivered Attest: /s/ Kimberly D. Adams by the Company in the presence of: Kimberly D. Adams Secretary /s/ Cyndie Mowrey [CORPORATE SEAL] Witness /s/ Tonya Gantt Notary Public (Notarial Seal) My commission expires: April 16, 2027 [Signatures Continued on Next Page.]

[Signatures Continued from Previous Page] Trustee: U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association By: /s/ Jack Ellerin Authorized Agent Signed and delivered by the Trustee in the presence of: /s/ Mark C. Hallam Witness /s/ Celeste Santos Notary Public (Notarial Seal) My commission expires: Jan. 17, 2028

Exhibit A All of the Company’s right, title and interest in, to and under each of the following agreements, instruments and other documents (in each case, as the same may have been and may be amended, supplemented or otherwise modified from time to time): Lease Agreement, dated as of August 1, 2025 (the “Lease”), between the Development Authority of Monroe County, a development authority and public body corporate and politic created under Georgia law (the “Development Authority”), as landlord, and Oglethorpe Power Corporation (An Electric Membership Corporation), a Georgia electric membership corporation (the “Company”), as tenant. Option Agreement, dated as of August 1, 2025, between the Development Authority and the Company. Bond Purchase Loan Agreement, dated as of August 1, 2025, between the Development Authority and the Company, acting both as tenant under the Lease and as purchaser of the Bond (as defined herein). Assignment and Security Agreement, dated as of August 1, 2025, between the Development Authority, as debtor, and the Company, as secured party. Development Authority of Monroe County Taxable Industrial Development Revenue Bond (Oglethorpe Power Corporation Project), Series 2025, in a maximum principal amount of $3,100,000,000 (the “Bond”). Economic Development Agreement, dated as of August 1, 2025 (the “EDA”), between the Development Authority and the Company, acknowledged by the Board of Tax Assessors of Monroe County and the Tax Commissioner of Monroe County, which EDA (i) includes that certain Memorandum of Understanding, dated as of January 29, 2025 (the “MOU”), between the Development Authority and the Company, acknowledged by the Board of Assessors and the Tax Commissioner and (ii) amends the MOU, as set forth in the EDA.

Exhibit B Smarr Tax Abatement Real Property ALL THAT TRACT OR PARCEL OF LAND LYING AND BEING SITUATED IN LAND LOTS 84, 85 AND 87 OF THE 13TH LAND DISTRICT, MONROE COUNTY, GEORGIA, SAID TRACT OR PARCEL OF LAND CONTAINING 6,807,462 SQUARE FEET OR 156.278 ACRES, MORE OR LESS, AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS, TO WIT: COMMENCING AT A CONCRETE MONUMENT FOUND AT THE INTERSECTION OF THE SOUTHEASTERLY RIGHT-OF-WAY OF RUMBLE ROAD (R/W VARIES) AND THE SOUTHWESTERLY RIGHT-OF-WAY OF INTERSTATE 75 (R/W VARIES) AND HAVING GEORGIA STATE PLANE NAD83 WEST ZONE COORDINATES OF N:1,087,940.82 AND E:2,394,973.13 AND BEING THE POINT OF REFERENCE. THENCE, ALONG A TIE LINE, S54°54’34”W A DISTANCE OF 1606.39 FEET TO A MAG NAIL & WASHER FOUND AT THE INTERSECTION OF THE SOUTHEASTERLY RIGHT- OF-WAY OF RUMBLE ROAD (R/W VARIES) AND THE EASTERLY SIDE OF RAY HARTLEY ROAD (60’ ROADWAY EASEMENT); THENCE, CONTINUING ALONG RUMBLE ROAD, S53°15’29”W A DISTANCE OF 60.12 FEET TO A NAIL & WASHER FOUND AT THE INTERSECTION OF THE SOUTHEASTERLY RIGHT-OF-WAY OF RUMBLE ROAD (R/W VARIES) AND THE WESTERLY SIDE OF RAY HARTLEY ROAD (60’ ROADWAY EASEMENT); THENCE, LEAVING SAID RIGHT-OF-WAY AND PROCEEDING DOWN THE WESTERLY SIDE OF RAY HARTLEY ROAD (60’ ROADWAY EASEMENT) S33°03’25”E A DISTANCE OF 181.01 FEET TO A 1/2" REBAR FOUND; THENCE, ALONG A CURVE TO THE RIGHT, SAID CURVE HAVING A CHORD BEARING OF S27°18’10”E, A CHORD DISTANCE OF 107.30 FEET, AN ARC LENGTH OF 107.48 FEET AND A RADIUS OF 530.00 FEET TO A 1/2” REBAR & CAP FOUND; THENCE, S21°27’51”E A DISTANCE OF 407.21 FEET TO A 1/2" REBAR FOUND; THENCE, ALONG A CURVE TO THE RIGHT, SAID CURVE HAVING A CHORD BEARING OF S10°20’33”E, A CHORD DISTANCE OF 200.45 FEET, AN ARC LENGTH OF 201.71 FEET AND A RADIUS OF 520.00 FEET TO A 1/2" REBAR & CAP FOUND; THENCE, S00°46’34”W A DISTANCE OF 95.03 FEET TO A 1/2" REBAR & CAP SET; THENCE, S89°59'58"E FOR A DISTANCE OF 678.17 FEET TO A 1" REBAR FOUND; THENCE, S74°44'54"E FOR A DISTANCE OF 404.80 FEET TO A 1/2" REBAR FOUND; THENCE, S00°00'02"W FOR A DISTANCE OF 1854.57 FEET TO A 1/2" REBAR FOUND; THENCE, S89°59'45"E FOR A DISTANCE OF 1401.04 FEET TO A 1/2" REBAR & CAP SET; THENCE, S00°36'55"W FOR A DISTANCE OF 938.71 FEET TO A 1/2" REBAR & CAP SET. SAID POINT HAVING GEORGIA STATE PLANE NAD83 WEST ZONE COORDINATES OF N:1,083,163.35 AND E:2,396,401.87 AND BEING THE POINT OF BEGINNING. THENCE, S59°57'44"E FOR A DISTANCE OF 39.18 FEET TO A 1/2" REBAR & CAP SET; THENCE, S48°53'26"E FOR A DISTANCE OF 222.34 FEET TO A 1/2" REBAR & CAP SET; THENCE, S00°00'00"W FOR A DISTANCE OF 31.71 FEET TO A 1/2" REBAR & CAP SET; THENCE, S83°26'01"E FOR A DISTANCE OF 219.87 FEET TO A 1/2" REBAR & CAP SET ; THENCE, S66°56'55"E FOR A DISTANCE OF 334.74 FEET TO A 1/2" REBAR & CAP SET;

THENCE, S00°50'28"E FOR A DISTANCE OF 587.78 FEET TO A 1/2" REBAR & CAP SET; THENCE, N90°00'00"W FOR A DISTANCE OF 432.13 FEET TO A 1/2" REBAR & CAP SET; THENCE, S05°40'40"E FOR A DISTANCE OF 391.94 FEET TO A 1/2" REBAR & CAP SET; THENCE, S70°20'43"W FOR A DISTANCE OF 145.78 FEET TO A 1/2" REBAR & CAP SET; THENCE, N78°10'31"W FOR A DISTANCE OF 218.95 FEET TO A 1/2" REBAR & CAP SET; THENCE, N78°10'31"W FOR A DISTANCE OF 254.81 FEET TO A 1/2" REBAR & CAP SET; THENCE, S25°28'15"W FOR A DISTANCE OF 311.68 FEET TO A 1/2" REBAR & CAP SET; THENCE, S41°00'35"W FOR A DISTANCE OF 159.20 FEET TO A 1/2" REBAR & CAP SET; THENCE, S69°50'24"W FOR A DISTANCE OF 131.52 FEET TO A 1/2" REBAR & CAP SET; THENCE, N89°55'57"W FOR A DISTANCE OF 287.74 FEET TO A 1/2" REBAR & CAP SET; THENCE, S47°19'58"W FOR A DISTANCE OF 164.38 FEET TO A 1/2" REBAR & CAP SET; THENCE, N87°21'19"W FOR A DISTANCE OF 1008.57 FEET TO A 1/2" REBAR & CAP SET; THENCE, N00°54'54"E FOR A DISTANCE OF 36.79 FEET TO A 1/2" REBAR & CAP SET; THENCE, S89°10'27"W FOR A DISTANCE OF 358.98 FEET TO A 1/2" REBAR & CAP SET; THENCE, N00°36'28"E FOR A DISTANCE OF 319.51 FEET TO A 1/2" REBAR & CAP SET; THENCE, N57°01'22"E FOR A DISTANCE OF 66.19 FEET TO A 1/2" REBAR & CAP SET; THENCE, S87°55'40"E FOR A DISTANCE OF 271.87 FEET TO A 1/2" REBAR & CAP SET; THENCE, N00°00'00"E FOR A DISTANCE OF 209.31 FEET TO A 1/2" REBAR & CAP SET; THENCE, S87°40'56"W FOR A DISTANCE OF 485.13 FEET TO A 1/2" REBAR & CAP SET; THENCE, N10°12'14"W FOR A DISTANCE OF 506.76 FEET TO A 1/2" REBAR & CAP SET; THENCE, N89°12'36"W FOR A DISTANCE OF 276.82 FEET TO A 1/2" REBAR & CAP SET ON THE EASTERLY SIDE OF THE 150’ OGLETHORPE POWER CORPORATION RIGHT-OF- WAY; THENCE, ALONG SAID RIGHT-OF-WAY, N00°07'50"E FOR A DISTANCE OF 161.29 FEET TO A 2” OPEN TOP PIPE FOUND; THENCE, N00°07'11"E FOR A DISTANCE OF 2280.71 FEET TO A POINT IN THE CENTERLINE OF A CREEK; THENCE, LEAVING SAID RIGHT-OF-WAY AND PROCEEDING DOWN SAID CREEK, S10°22'21"E FOR A DISTANCE OF 24.86 FEET TO A POINT IN THE CENTERLINE OF A CREEK; THENCE, S37°59'57"E FOR A DISTANCE OF 50.92 FEET TO A POINT IN THE CENTERLINE OF A CREEK; THENCE, S59°47'41"W FOR A DISTANCE OF 32.78 FEET TO A POINT IN THE CENTERLINE OF A CREEK; THENCE, S23°04'04"E FOR A DISTANCE OF 42.42 FEET TO A POINT IN THE CENTERLINE OF A CREEK; THENCE, S17°48'59"W FOR A DISTANCE OF 42.10 FEET TO A POINT IN THE CENTERLINE OF A CREEK; THENCE, S03°03'31"E FOR A DISTANCE OF 42.70 FEET TO A POINT IN THE CENTERLINE OF A CREEK; THENCE, S31°07'29"E FOR A DISTANCE OF 41.03 FEET TO A POINT IN THE CENTERLINE OF A CREEK; THENCE, S30°44'21"E FOR A DISTANCE OF 43.02 FEET TO A POINT IN THE CENTERLINE OF A CREEK; THENCE, S64°51'55"E FOR A DISTANCE OF 21.87 FEET TO A POINT IN THE CENTERLINE OF A CREEK; THENCE, N75°42'01"E FOR A DISTANCE OF 9.79 FEET TO A POINT IN THE CENTERLINE OF A CREEK; THENCE, S76°56'01"E FOR A DISTANCE OF 7.92 FEET TO A POINT IN THE CENTERLINE OF A CREEK; THENCE, S67°14'47"E FOR A DISTANCE OF 16.99 FEET TO A POINT IN THE CENTERLINE OF A CREEK; THENCE, S10°22'46"W FOR A DISTANCE OF 17.50 FEET TO A POINT IN THE CENTERLINE OF A CREEK; THENCE, S30°27'59"E FOR A DISTANCE OF 36.40 FEET TO A POINT IN THE CENTERLINE OF A CREEK; THENCE, S75°20'10"E FOR A DISTANCE OF 9.31 FEET TO A POINT IN THE CENTERLINE OF A CREEK; THENCE, N87°02'45"E FOR A DISTANCE OF 17.31 FEET TO A POINT IN THE CENTERLINE OF A CREEK; THENCE, S55°45'03"E FOR A

DISTANCE OF 7.55 FEET TO A POINT IN THE CENTERLINE OF A CREEK; THENCE, S06°05'37"E FOR A DISTANCE OF 20.80 FEET TO A POINT IN THE CENTERLINE OF A CREEK; THENCE, S50°14'08"E FOR A DISTANCE OF 69.06 FEET TO A POINT IN THE CENTERLINE OF A CREEK; THENCE, S12°39'49"E FOR A DISTANCE OF 28.76 FEET TO A POINT IN THE CENTERLINE OF A CREEK; THENCE, S33°41'54"E FOR A DISTANCE OF 8.24 FEET TO A POINT IN THE CENTERLINE OF A CREEK; THENCE, S54°44'14"E FOR A DISTANCE OF 14.12 FEET TO A POINT IN THE CENTERLINE OF A CREEK; THENCE, S01°18'08"W FOR A DISTANCE OF 20.08 FEET TO A POINT IN THE CENTERLINE OF A CREEK; THENCE, S36°59'33"E FOR A DISTANCE OF 27.73 FEET TO A POINT IN THE CENTERLINE OF A CREEK; THENCE, S25°35'10"E FOR A DISTANCE OF 49.27 FEET TO A POINT IN THE CENTERLINE OF A CREEK; THENCE, S02°10'25"E FOR A DISTANCE OF 38.34 FEET TO A POINT IN THE CENTERLINE OF A CREEK; THENCE, N83°37'44"E FOR A DISTANCE OF 29.53 FEET TO A POINT IN THE CENTERLINE OF A CREEK; THENCE, S43°40'02"E FOR A DISTANCE OF 25.13 FEET TO A POINT IN THE CENTERLINE OF A CREEK; THENCE, S47°19'06"E FOR A DISTANCE OF 61.69 FEET TO A POINT IN THE CENTERLINE OF A CREEK; THENCE, S58°13'57"E FOR A DISTANCE OF 116.07 FEET TO A POINT IN THE CENTERLINE OF A CREEK; THENCE, S46°50'34"E FOR A DISTANCE OF 68.16 FEET TO A POINT IN THE CENTERLINE OF A CREEK; THENCE, S06°39'44"E FOR A DISTANCE OF 24.96 FEET TO A POINT IN THE CENTERLINE OF A CREEK; THENCE, S18°43'02"E FOR A DISTANCE OF 22.63 FEET TO A POINT IN THE CENTERLINE OF A CREEK; THENCE, S49°27'13"E FOR A DISTANCE OF 57.92 FEET TO A POINT IN THE CENTERLINE OF A CREEK; THENCE, S35°26'53"E FOR A DISTANCE OF 105.62 FEET TO A POINT IN THE CENTERLINE OF A CREEK; THENCE, S17°42'37"E FOR A DISTANCE OF 17.55 FEET TO A POINT IN THE CENTERLINE OF A CREEK; THENCE, S73°17'55"E FOR A DISTANCE OF 32.40 FEET TO A POINT IN THE CENTERLINE OF A CREEK; THENCE, N67°52'27"E FOR A DISTANCE OF 55.91 FEET TO A POINT IN THE CENTERLINE OF A CREEK; THENCE, S50°51'08"E FOR A DISTANCE OF 14.77 FEET TO A POINT IN THE CENTERLINE OF A CREEK; THENCE, LEAVING SAID CREEK, N00°00'26"E FOR A DISTANCE OF 27.41 FEET TO A 1/2" REBAR & CAP FOUND; THENCE, N00°00'26"E FOR A DISTANCE OF 521.73 FEET TO A 1/2" REBAR & CAP FOUND ON THE WESTERLY SIDE OF RAY HARTLEY ROAD (60’ ROADWAY EASEMENT); THENCE, ALONG SAID ROADWAY EASEMENT, ALONG A CURVE TO THE LEFT, SAID CURVE HAVING A CHORD BEARING OF S69°34’15”E, A CHORD DISTANCE OF 127.63 FEET, AN ARC LENGTH OF 165.65 FEET AND A RADIUS OF 68.00 FEET TO A 1/2" REBAR & CAP SET; THENCE, LEAVING SAID ROADWAY EASEMENT, S24°16'09"E FOR A DISTANCE OF 26.45 FEET TO A 1/2" REBAR & CAP SET; THENCE, S24°30'58"E FOR A DISTANCE OF 105.03 FEET TO A 1/2" REBAR & CAP SET; THENCE, S23°30'35"E FOR A DISTANCE OF 57.07 FEET TO A 1/2" REBAR & CAP SET; THENCE, S03°10'23"E FOR A DISTANCE OF 63.90 FEET TO A 1/2" REBAR & CAP SET; THENCE, S04°36'40"E FOR A DISTANCE OF 136.29 FEET TO A 1/2" REBAR & CAP SET; THENCE, S04°46'57"E FOR A DISTANCE OF 125.39 FEET TO A 1/2" REBAR & CAP SET; THENCE, S04°32'36"E FOR A DISTANCE OF 123.40 FEET TO A 1/2" REBAR & CAP SET; THENCE, S02°48'12"W FOR A DISTANCE OF 182.98 FEET TO A 1/2" REBAR & CAP SET; THENCE, S32°09'45"E FOR A DISTANCE OF 34.34 FEET TO A 1/2" REBAR & CAP SET; THENCE, S70°48'13"E FOR A DISTANCE OF 408.72 FEET TO A 1/2" REBAR & CAP SET; THENCE, N83°22'35"E FOR A DISTANCE OF 244.58 FEET TO A 1/2" REBAR & CAP SET; THENCE, S86°43'02"E FOR

A DISTANCE OF 549.64 FEET TO A 1/2" REBAR & CAP SET; THENCE, S66°22'34"E FOR A DISTANCE OF 32.71 FEET TO A 1/2" REBAR & CAP SET; THENCE, S59°15'58"E FOR A DISTANCE OF 377.12 FEET TO A 1/2" REBAR & CAP SET; THENCE, N88°15'17"E FOR A DISTANCE OF 147.24 FEET TO A 1/2" REBAR & CAP SET; THENCE, S65°38'47"E FOR A DISTANCE OF 225.36 FEET TO A 1/2" REBAR & CAP SET; THENCE, S59°57'44"E A DISTANCE OF 63.77 FEET TO THE AFOREMENTIONED POINT OF BEGINNING.

Schedule 1 RECORDING INFORMATION FOR _____________ COUNTY, GEORGIA DOCUMENT RECORDING INFORMATION DATE OF RECORDING Original Indenture First Supplemental Indenture Second Supplemental Indenture Third Supplemental Indenture Fourth Supplemental Indenture Fifth Supplemental Indenture Sixth Supplemental Indenture Seventh Supplemental Indenture Eighth Supplemental Indenture Ninth Supplemental Indenture Tenth Supplemental Indenture Eleventh Supplemental Indenture Twelfth Supplemental Indenture Thirteenth Supplemental Indenture Fourteenth Supplemental Indenture Fifteenth Supplemental Indenture Sixteenth Supplemental Indenture Seventeenth Supplemental Indenture Eighteenth Supplemental Indenture Nineteenth Supplemental Indenture Twentieth Supplemental Indenture Twenty-First Supplemental Indenture Twenty-Second Supplemental Indenture Twenty-Third Supplemental Indenture Twenty-Fourth Supplemental Indenture Twenty-Fifth Supplemental Indenture

DOCUMENT RECORDING INFORMATION DATE OF RECORDING Twenty-Sixth Supplemental Indenture Twenty-Seventh Supplemental Indenture Twenty-Eighth Supplemental Indenture Twenty-Ninth Supplemental Indenture Thirtieth Supplemental Indenture Thirty-First Supplemental Indenture Thirty-Second Supplemental Indenture Thirty-Third Supplemental Indenture Thirty-Fourth Supplemental Indenture Thirty-Fifth Supplemental Indenture Thirty-Sixth Supplemental Indenture Thirty-Seventh Supplemental Indenture Thirty-Eighth Supplemental Indenture Thirty-Ninth Supplemental Indenture Fortieth Supplemental Indenture Forty-First Supplemental Indenture Forty-Second Supplemental Indenture Forty-Third Supplemental Indenture Forty-Fourth Supplemental Indenture Forty-Fifth Supplemental Indenture Forty-Sixth Supplemental Indenture Forty-Seventh Supplemental Indenture Forty-Eighth Supplemental Indenture Forty-Ninth Supplemental Indenture Fiftieth Supplemental Indenture Fifty-First Supplemental Indenture Fifty-Second Supplemental Indenture Fifty-Third Supplemental Indenture Fifty-Fourth Supplemental Indenture Fifty-Fifth Supplemental Indenture

DOCUMENT RECORDING INFORMATION DATE OF RECORDING Fifty-Sixth Supplemental Indenture Fifty-Seventh Supplemental Indenture Fifty-Eighth Supplemental Indenture Fifty-Ninth Supplemental Indenture Sixtieth Supplemental Indenture Sixty-First Supplemental Indenture Sixty-Second Supplemental Indenture Sixty-Third Supplemental Indenture Sixty-Fourth Supplemental Indenture Sixty-Fifth Supplemental Indenture Sixty-Sixth Supplemental Indenture Sixty-Seventh Supplemental Indenture Sixty-Eighth Supplemental Indenture Sixty-Ninth Supplemental Indenture Seventieth Supplemental Indenture Seventy-First Supplemental Indenture Seventy-Second Supplemental Indenture Seventy-Third Supplemental Indenture Seventy-Fourth Supplemental Indenture Seventy-Fifth Supplemental Indenture Seventy-Sixth Supplemental Indenture Seventy-Seventh Supplemental Indenture Seventy-Eighth Supplemental Indenture Seventy-Ninth Supplemental Indenture Eightieth Supplemental Indenture Eighty-First Supplemental Indenture Eighty-Second Supplemental Indenture Eighty-Third Supplemental Indenture Eighty-Fourth Supplemental Indenture Eighty-Fifth Supplemental Indenture Eighty-Sixth Supplemental Indenture

DOCUMENT RECORDING INFORMATION DATE OF RECORDING Eighty-Seventh Supplemental Indenture Eighty-Eighth Supplemental Indenture Eighty-Ninth Supplemental Indenture Ninetieth Supplemental Indenture